Exhibit 10.48
ENERSYS
AWARD AGREEMENT FOR EMPLOYEES – MARKET SHARE UNITS
UNDER THE SECOND AMENDED AND RESTATED
2010 EQUITY INCENTIVE PLAN
THIS AWARD AGREEMENT FOR EMPLOYEES – MARKET SHARE UNITS (this “Agreement”), dated as of _________, is between ENERSYS, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).
BACKGROUND
A.The Participant is currently an employee of the Company or one of its Subsidiaries.
B.The Company desires to (i) provide the Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase the Participant’s interest in the success of the Company by granting market share units, a form of restricted Stock Unit under the Plan (the “Market Share Units”), to the Participant.
C.This grant of Market Share Units is (i) made pursuant to the Second Amended and Restated EnerSys 2010 Equity Incentive Plan (the “Plan”); (ii) made subject to the terms and conditions of this Agreement; (iii) made conditional on stockholder approval of the Plan at the annual meeting of stockholders to be held in July, 2015; and (iv) not employment compensation nor an employment right and is made in the sole discretion of the Company’s Compensation Committee.
AGREEMENT
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Market Share Units shall be subject to the Plan. The terms of the Plan and the Background provisions of this Agreement are hereby incorporated into this Agreement by reference. and made a part hereof as if set forth in their entirety in this Section 1. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern.
2.Grant of Market Share Units.

Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant the number of Market Share Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account maintained by the Company, or a third party on behalf of the Company, for the Participant’s benefit, the number of Market Share Units, each of which shall be deemed to be the equivalent of one share of the Company’s Common Stock.
(a)    If the Company declares and pays a dividend or distribution on Common Stock in the form of cash, then a number of additional Market Share Units shall be credited to the Participant as of the payment date for such dividend or distribution equal to the result of dividing (i) the product of the total number of Market Share Units credited to the Participant as of the record date for such dividend or distribution (other than previously settled or forfeited Market Share Units) times the per share amount of such dividend or distribution, by (ii) the Fair Market Value of one share of Common Stock as of the record date for such dividend or distribution. Any Market Share Units payable under this subsection to the Participant shall: (A) be or become vested to the same extent as the underlying Market Share Unit, (B) be settled as provided under Section 3(d) for such underlying Market Share Unit, and (C) be subject to the Payout Factor (as defined below) that applies to such underlying Market Share Unit.
(b)    If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares, or there occurs a forward split of Common Stock, then a number of additional Market Share Units shall be credited to the Participant as of the payment date for such dividend or distribution or forward split equal to (i) the number of Market Share Units credited to the Participant as of the record date for such dividend or distribution or split (other than previously settled or forfeited Market Share Units), multiplied by (ii) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock. Any Market Share Units payable under this subsection to the Participant shall: (A) be or become vested to the same extent as the underlying Market Share Unit, (B) be settled as provided under Section 3(d) for such underlying Market Share Unit, and (C) be subject to the Payout Factor that applies to such underlying Market Share Unit.
3.    Terms and Conditions. All of the Market Share Units shall initially be unvested.
(a)    Vesting. Except as otherwise provided in this Section 3, the Market Share Units shall be subject to the restrictions and conditions set forth herein. Vesting of the Market Share Units is conditioned upon the Participant remaining continuously employed by the Company or a Subsidiary following the Date of Grant until the third anniversary of the Date of Grant (the “Vesting Date”), subject to the provisions of this Section 3.
(i)    The Market Share Units shall vest to the extent provided in the following schedule (the “Normal Vesting Schedule”):

(A) TSR Performance	(B) Payout Factor	(C) Number of Market Share Units Vested
If TSR Performance is less than -.25	Payout Factor equals 0	Number of Market Share Units specified on the signature page of this Agreement plus any additional Market Share Units credited under Sections 2(b) and (c) multiplied by the Payout Factor in Column B.
If TSR Performance is equal to or greater than -.25 but not more than +.25	Payout Factor equals TSR Performance plus .75
If TSR Performance is greater than +.25	Payout Factor is equal to 1.0 plus (1.333 times (TSR Performance minus .25)

(ii)    For purposes of the table set forth above—
(A)    “Share Price” shall equal the average of the closing share prices of the Company’s Common Stock during the ninety (90) calendar days immediately preceding the Vesting Date or Date of Grant, as applicable. If there were no trades on the Vesting Date or Date of Grant, the closing prices during the ninety (90) calendar days immediately preceding the most recent date on which there were trades shall be used.
(B)    “Company TSR” shall mean the total shareholder return of the Company and shall equal the sum of (I) the Share Price on the Vesting Date and (II) the aggregate amount of any cash dividends paid on a per share basis on any shares of Common Stock (calculated as if such dividends had been reinvested in Common Stock on the date the dividends were paid) during the period between the Date of Grant and the Vesting Date.
(C)    “Payout Factor” shall be rounded to the nearest hundredth (two places after the decimal), except that if the “Payout Factor” equals more than 2.00, the Payout Factor used in Column C shall be 2.00.
(D)    “TSR Performance” shall equal the quotient obtained by dividing (I) the difference between (x) the Company TSR on the Vesting Date, less (y) the Share Price on the Date of Grant, by (II) the Share Price on the Date of Grant.
(iii)    Any Market Share Units that fail to vest because the employment condition is not satisfied shall be forfeited, subject to the special provisions set forth in subsections (iv) through (vi) of this Section 3.
(iv)    In the event of a Change in Control prior to the Vesting Date where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the Market Share Units shall immediately become vested. Any Market Share Unit that vests as a result of a Change in Control under this subsection shall vest based on the Payout Factor determined by substituting the date of such Change in Control for the Vesting Date.
(v)    If the Participant’s employment terminates due to death or Permanent Disability, or if the Participant terminates employment for Good Reason, or is terminated by the Company without Cause, Market Share Units not previously vested shall immediately become vested based on the Payout Factor determined by substituting the date of such termination of employment for the Vesting Date.
(vi)    In the event of the Participant’s Retirement, where such Retirement is on or after the first anniversary of the Date of Grant, Market Share Units not previously vested shall not then be forfeited, but shall continue to vest and be settled pursuant to the Normal Vesting Schedule (without regard to the requirement that the Participant be employed); provided, however, that such Market Share Units shall be subject to the restrictions on transfer contained in Section 3(b) of this Agreement until the Vesting Date. If the Participant’s Retirement occurs prior to the first anniversary of the Date of Grant, unvested Market Share Units shall continue to vest and be settled in accordance with this subsection (vi); provided, however, that such vesting and settlement shall be on a pro-rata basis based on the number of calendar days the Participant has been employed by the Company during the period beginning on the Date of Grant and ending on the first anniversary of the Date of Grant. To the extent the Participant’s Retirement date and the Vesting Date are in different tax years, any amount payable under this subsection shall constitute the payment of nonqualified deferred compensation, subject to the requirements of Code Section 409A.
(b)    Restrictions on Transfer. Until the earlier of the Settlement Date (as defined below), the date of a Change in Control described in Section 3(a)(iv), the date of a termination of employment described in Section 3(a)(v), or as otherwise provided in the Plan, no transfer of the Market Share Units or any of the Participant’s rights with respect to the Market Share Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Company’s Compensation Committee determines otherwise, upon any attempt to transfer any Market Share Units or any rights in respect of the Market Share Units before the earlier of the Settlement Date, the date of a Change in Control described in Section 3(a)(iv), the date of a termination of employment described in Section 3(a)(v), or as otherwise provide in the Plan, such unit, and all of the rights related to such unit, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.
(c)    Forfeiture. Upon termination of the Participant’s employment with the Company or a Subsidiary for any reason other than one of the reasons set forth in subsections (v) and (vi) of Section 3(a), the Participant shall forfeit any and all Market Share Units which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.

(d)    Settlement. Market Share Units not previously forfeited shall be settled on the earlier of the Settlement Date, the date of a Change in Control described in Section 3(a)(iv), the date of a termination of employment described in Section 3(a)(v) by delivery of one share of Common Stock for each Market Share Unit being settled. The “Settlement Date” shall be the first anniversary of the Vesting Date.
4.    Noncompetition. The Participant agrees with the Company that, for as long as the Participant is employed by the Company or any of its Subsidiaries and continuing for twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries or as provided in the last sentence of this Section 4) following a termination of such employment under Sections 3(a)(v) or (vi) of this Agreement or that occurs after any of the Market Share Units have vested, the Participant will not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, engage or otherwise become involved in a Competing Business in the Americas, Europe, Middle East or Asia~~,~~ or in any other geographic area throughout the world (a) in which the Company or any of its Subsidiaries has engaged in any of the activities that comprise a Competing Business during the Participant’s employment, or (b) in which the Participant has knowledge of the Company’s plans to engage in any of the activities that comprise a Competing Business (including, without limitation, in any area in which any customer of the Company or any of its Subsidiaries may be located); provided, however, that the provisions of this Section 4 shall apply solely to those activities of a Competing Business, with which the Participant was personally involved or for which the Participant was responsible while employed by the Company or its Subsidiaries during the twelve (12) month period preceding termination of the Participant’s employment. This Section 4 will not be violated, however, by the Participant’s investment of up to US$100,000 in the aggregate in one or more publicly-traded companies that engage in a Competing Business. The restrictions of this Section 4 shall also apply during the continued settlement period after Retirement described in Section 3(a)(vi).
5.    Wrongful Solicitation. As a separate and independent covenant, the Participant agrees with the Company that, for so long as the Participant is employed by the Company or any of its Subsidiaries and continuing for twelve (12) months (or such longer period as may be provided in an employment or similar agreement between the Participant and the Company or one of its Subsidiaries or as provided in the last sentence of this Section 5) following a termination of such employment under Sections 3(a)(v) or (vi) of this Agreement or that occurs after any of the Market Share Units have vested, the Participant will not engage in any Wrongful Solicitation. The restrictions of this Section 5 shall also apply during the continued settlement period after Retirement described in Section 3(a)(vi).

6.    Confidentiality; Specific Performance.
(a)    The Participant agrees with the Company that the Participant will not at any time, except in performance of the Participant’s obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity, or other organization (other than the Company, or its employees, officers, directors, stockholders, or agents) or use for the Participant’s own benefit any information deemed to be confidential by the Company or any of its Affiliates (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business, or affairs of the Company or any of its Affiliates, including, without limitation, any information concerning past, present, or prospective customers, manufacturing processes, marketing, operating, or financial data, or other confidential information used by, or useful to, the Company or any of its Affiliates and known (whether or not known with the knowledge and permission of the Company or any of its Affiliates and whether or not at any time prior to the Date of Grant developed, devised, or otherwise created in whole or in part by the efforts of the Participant) to the Participant by reason of the Participant’s employment with, equity holdings in, or other association with the Company or any of its Affiliates. The Participant further agrees that the Participant will retain all copies and extracts of any written Confidential Information acquired or developed by the Participant during any such employment, equity holding, or association in trust for the sole benefit of the Company, its Affiliates, and their successors and assigns. The Participant further agrees that the Participant will not, without the prior written consent of the Company, remove or take from the Company’s or any of its Affiliate’s premises (or if previously removed or taken, the Participant will promptly return) any written Confidential Information or any copies or extracts thereof. Upon the request and at the expense of the Company, the Participant shall promptly make all disclosures, execute all instruments and papers, and perform all acts reasonably necessary to vest and confirm in the Company and its Affiliates, fully and completely, all rights created or contemplated by this Section 6. The term “Confidential Information” shall not include information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Participant.
(b)    The Participant agrees that upon termination of the Participant’s employment with the Company or any Subsidiary for any reason, the Participant will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way evidencing (in whole or in part) Confidential Information relating to the business of the Company and its Subsidiaries and Affiliates. The Participant further agrees that the Participant will not retain or use for the Participant’s account at any time any trade names, trademark, or other proprietary business designation used or owned in connection with the business of the Company or its Subsidiaries or Affiliates.
(c)    The Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Section 6, or Section 4 or 5 above, would be inadequate and, in recognition of this fact, the

Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond (or other security other than any mandatory minimum or nominal bond or security), shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.
7.    Taxes.
(a)    This Section 7(a) applies only to (a) all Participants who are U.S. employees, and (b) to those Participants who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Market Share Units. Such Participant shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time the Participant recognizes taxable income, or withholding of employment taxes is required, with respect to the Market Share Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Market Share Units. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Plan administrator, by delivering already owned unrestricted shares of Common Stock or by having the Company withhold a number of shares of Common Stock in which the Participant would otherwise become vested under this Agreement, in each case, having a value equal to the maximum amount of tax permitted to be withheld that will not result in adverse financial accounting consequences to the Company. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.
(b)    The Participant acknowledges that the tax laws and regulations applicable to the Market Share Units and the disposition of the shares following the settlement of Market Share Units are complex and subject to change.
8.    Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the settlement of Market Share Units to the Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).
9.    No Obligation to Register. The Company shall be under no obligation to register any shares as a result of the settlement of the Market Share Units pursuant to the Securities Act or any other federal or state securities laws.
10.    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Market Share Units granted under this Agreement or any shares resulting the settlement thereof without the prior written consent of the Company or its underwriters.
11.    Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Market Share Units by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Market Share Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.
12.    Rights as a Stockholder. The Participant shall not possess the right to vote the shares underlying the Market Share Units until the Market Share Units have been settled in accordance with the provisions of this Agreement and the Plan.
13.    Survival of Terms. This Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 4, 5 and 6 shall expressly survive the forfeiture of the Market Share Units and this Agreement.
14.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the mailing address set forth on the signature page of this Agreement (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 2366 Bernville Road, Reading, Pennsylvania 19605, Attention: General Counsel (or to such other address as the Company shall have specified to the Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.
15.    Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
16.    Authority of the Administrator. The Plan Administrator, which is the Company’s Compensation Committee, shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.
17.    Representations. The Participant has reviewed with his or her own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
18.    Investment Representation. The Participant hereby represents and warrants to the Company that the Participant, by reason of the Participant’s business or financial experience (or the business or financial experience of the Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Participant’s own interests in connection with the transactions contemplated under this Agreement.
19.    Entire Agreement; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, USA.
20.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
21.    Amendments; Construction. The Plan administrator may amend the terms of this Agreement prospectively or retroactively at any time, but (unless otherwise provided under Section 16 of the Plan) no such amendment shall impair the rights of the

Participant hereunder without his or her consent. To the extent the terms of Section 4 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 4, to the extent more restrictive, shall supersede such conflicting terms and control. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Market Share Units and shall have no effect on the interpretation hereof.
22.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understand the terms and provision thereof, and accepts the shares of Market Share Units subject to all the terms and conditions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.
23.    Miscellaneous.
(a)    No Rights to Grants or Continued Employment. The Participant acknowledges that the award granted under this Agreement is not employment compensation nor is it an employment right, and is being granted at the sole discretion of the Company’s Compensation Committee. The Participant shall not have any claim or right to receive grants of Awards under the Plan. Neither the Plan or this Agreement, nor any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on the Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of the Participant at any time.
(b)    No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
(c)    Assignment. The Company shall have the right to assign any of its rights and to delegate any of its duties under this Agreement to any of its Affiliates.
(d)    Adjustments. The Market Share Units shall be adjusted or terminated as contemplated by Section 16(a) of the Plan, including, in the discretion of the Compensation Committee, rounding to the nearest whole number of Market Share Units or shares of common stock, as applicable.

(a)    Clawback Policy. The Market Share Units and any shares of Common Stock delivered in settlement of the Market Share Units shall be subject to the terms of the clawback policy adopted by the Board of Directors (as such policy may be amended from time-to-time).
24.    Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that the Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant's “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of the Participant's death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE PARTICIPANT UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE DATE OF GRANT SET FORTH BELOW. IN ADDITION, THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE PARTICIPANT IF THE STOCKHOLDERS OF THE COMPANY DO NOT APPROVE THE PLAN AT THE ANNUAL MEETING OF STOCKHOLDERS IN JULY, 2015.
BY SIGNING THIS AGREEMENT, THE PARTICIPANT IS HEREBY CONSENTING TO THE USE AND TRANSFER OF THE PARTICIPANT’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the day and year first above written.

ENERSYS

By:
Name:
Title:

PARTICIPANT

Name:
Address:

Date of Grant: ________

Number of Shares of Market Share Units: _________

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